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                                                                   Exhibit 99.3


                                April 10, 1996



De Anza Properties - X
c/o De Anza Corporation
Operating General Partner
9171 Wilshire Boulevard, Suite 627
Beverly Hills, California 90210

        Attention: Wendy Glenn

               Re: Withdrawal of Request for Special Meeting of the
                   Limited Partners of De Anza Properties - X

Ladies and Gentlemen:

        I am writing on behalf of our client, Moraga Capital, LLC ("Moraga Capital"). All capitalized terms used but not defined herein shall have the meanings set forth in the Request Letter (as defined below).

        By letter dated April 3, 1996 to De Anza Properties - X (the "Request Letter"), Moraga Capital and the other Affiliated Limited Partners requested that a Special Meeting of the Limited Partners of De Anza Properties - X be called for the purposes set forth in the Request Letter. Moraga Capital and the other Affiliated Limited Partners have authorized us to hereby withdraw the Request Letter, without prejudice to reinstating the Request Letter in the future.

        The Affiliated Limited Partners understand that, if they should determine to request the reinstatement of the Request Letter, you will provide the notice to the partners of De Anza Properties - X contemplated by the third sentence of Section 25.1 of the Partnership Agreement within five business days of such a request (notwithstanding the requirement of such Section 25.1 that such notice be provided within 10 days of receipt of a written request).

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De Anza Properties - X
April 10, 1996
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        Please acknowledge your agreement with the foregoing by signing in the space indicated below and returning a copy of this letter to the undersigned.

                                Very truly yours,

                                /s/ James E. Lyons

                                James E. Lyons

Accepted and agreed as of
the date first above written


De Anza Properties - X

By: _________________________________
    Name:
    Title:


cc: Moraga Capital, LLC